Exhibit 3(a)

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TCF FINANCIAL CORPORATION

(INCORPORATED APRIL 28, 1987)

Pursuant to Sections 242 and 245 of the

General Corporation Law of Delaware

(As amended through April 23, 2008)

                                                             The date of filing of its original Certificate of Incorporation with the Secretary of State was April 28, 1987 with Restated Certificates of Incorporation filed on June 29, 1987, August 11, 1987 and May 7, 1998.  This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of TCF Financial Corporation and approved by the stockholders pursuant to Sections 242 and 245 of the General Corporation Law of Delaware (the “Delaware Corporation Law”). This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Corporation’s certificate of incorporation as heretofore amended or supplemented.

TCF Financial Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

ARTICLE 1.                                                          CORPORATE TITLE

                                                             The name of the Corporation is TCF Financial Corporation.

ARTICLE 2.                                                          ADDRESS

                                                             The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE 3.                                                          PURPOSE

                                                             The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware Corporation Law.

ARTICLE 4.                                CAPITAL STOCK

                                                             A.                                                AUTHORIZED SHARES

                                                             The total number of shares of all classes of stock which the Corporation shall have the authority to issue is three hundred ten million (310,000,000) shares, $.01 par value, divided into two classes of which two hundred eighty million (280,000,000) shares shall be Common Stock (hereinafter the “Common Stock”) and thirty million (30,000,000) shares shall be Preferred Stock (hereinafter the “Preferred Stock”). The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without a separate vote of the holders of Preferred Stock as a class.

                                                             B.                                                  COMMON STOCK

                                                             Subject to the rights of the holders of shares of any series of the Preferred Stock, and except as may be expressly provided with respect to the Preferred Stock or any series thereof herein or in a resolution of the Board of Directors establishing such series or by law:

                                                                                                                          (1)                                               the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of the Corporation’s capital stock.

                                                                                                                          (2)                                               Each share of Common stock shall be entitled to one vote for the election of directors and on all other matters requiring stockholder action.

                                                             C.                                                  PREFERRED STOCK

                                                             The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock shall be as follows:

                                                                                                                          (1)                                               The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited (including, without limitation, more than one vote, less than one vote or one vote per share and the ability to vote separately as a class or together with all or some of the other classes or series of capital stock on all or certain of the matters to be voted on by the stockholders of the Corporation), or no voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, including, but not limited to, the following:

                                                                                                                                                                                       (a)                                               the designation and number of shares constituting such series;

                                                                                                                                                                                       (b)                                              the dividend rate or rates of such series, if any, or the manner of determining such rate or rates, if any, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock and whether such dividends shall be cumulative or non-cumulative, and, if cumulative, from which date or dates;

                                                                                                                                                                                       (c)                                               whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

                                                                                                                                                                                       (d)                                              the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

                                                                                                                                                                                       (e)                                               whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the time, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

                                                                                                                                                                                       (f)                                                 the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise, and if so entitled, the number of votes to which such holder is entitled, with respect to the election of directors or otherwise;

                                                                                                                                                                                       (g)                                              the restrictions, if any, on the issue or reissue of any additional series of Preferred Stock; and

                                                                                                                                                                                       (h)                                              the rights, if any, of the holders of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up.

                                                                                                                          (2)                                               Subject to any limitations or restrictions stated in the resolution or resolutions of the Board of Directors originally fixing the number of shares constituting a series, the Board of Directors may by resolution or resolutions likewise adopted increase or decrease (but not below the number of shares of the series then outstanding) the number of shares of the series subsequent to the issue of that series, and in case the number of shares of any series shall be so decreased the shares constituting the decrease shall resume that status which they had prior to the adoption of the resolution originally fixing the number of shares.

ARTICLE 5.                                                          ACQUISITION OF STOCK

                                                                                                                          [Omitted]

ARTICLE 6.                                                          INCORPORATOR

                                                                                                                          [Omitted]

ARTICLE 7.                                                          BOARD OF DIRECTORS

                                                             A.                                                NUMBER OF DIRECTORS

                                                             The business and affairs of the Corporation shall be managed by or under the direction of a board of directors (the “Board of Directors”). The authorized number of directors shall consist of not fewer than seven nor more than twenty-five directors. Within such limits, the exact number of directors shall be fixed from time to time pursuant to a resolution adopted by a majority of the Continuing Directors (as defined hereinafter in Article 8).

                                                             B.                                                  ELECTION OF DIRECTORS

                                                             Except as otherwise designated pursuant to the provisions of Article 4 relating to the rights of the holders of any class or series of Preferred Stock, the directors of the Corporation shall be elected at the annual meeting of the stockholders.  Notwithstanding the foregoing, directors currently serving the Corporation as members of its classified board of directors shall continue to the completion of their respective terms, at which time election of successors will take place on an annual basis.  Current Class III directors shall continue to serve until the annual meeting of the stockholders in 2008, current Class I Directors shall continue to serve until the 2009 meeting, and current Class II directors shall continue to serve until the 2010 meeting.  Commencing with the annual meeting of stockholders in 2010, all directors shall be elected annually and the Corporation will not have a classified board.  Each director shall hold office until the director’s successor is elected and qualified, or until the director’s earlier resignation, disqualification, or removal from office.

                                                             C.                                                  NEWLY CREATED DIRECTORSHIPS AND VACANCIES

                                                             Except as otherwise designated pursuant to the provisions of Article 4 relating to the rights of the holders of any class or series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of the Continuing Directors (as defined hereinafter in Article 8), or if there be no Continuing Directors, by the affirmative vote of a majority of directors then in office, although less than a quorum, or by the sole remaining director, or, in the event of the failure of the Continuing Directors, the directors, or the sole remaining director so to act, by the stockholders at the next election of directors; PROVIDED THAT, if the holders of any class or classes of stock or series thereof of the Corporation, voting separately, are entitled to elect one or more directors, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.  Directors so chosen shall hold office until the director’s successor is elected and qualified or until the director’s earlier resignation, disqualification or removal from office.  A director elected to fill a vacancy by reason of an increase in the number of directorships shall be elected by a majority vote of the directors then in office, although less than a quorum of the Board of Directors, to serve until the director’s successor is elected and qualified or until the director’s earlier resignation, disqualification or removal from office.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                                                             D.                                                 REMOVAL

                                                             A director may be removed only for cause, as determined by the affirmative vote of the holders of at least a majority of the shares then entitled to vote in an election of directors, which vote may only be taken at a meeting of stockholders (and not by written consent), the notice of which meeting expressly states such purpose. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director’s duty to the Corporation and such adjudication is no longer subject to direct appeal.

ARTICLE 8.                                                          CERTAIN BUSINESS COMBINATIONS

                                                             A.                                                HIGHER VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS

                                                             In addition to any affirmative vote of holders of a class or series of capital stock of the Corporation required by law or the provisions of this Certificate of Incorporation, and except as otherwise expressly provided in Paragraph B of this Article 8, a Business Combination (as hereinafter defined) with, or upon a proposal by, a Related Person (as hereinafter defined) shall be approved only upon the affirmative vote of the holders of at least eighty percent (80%) of the Voting Stock (as hereinafter defined) of the Corporation voting together as a single class, excluding all shares of Voting Stock beneficially owned or controlled by a Related Person. Such affirmative vote shall be required notwithstanding the fact that no vote may be required by law or regulation, or that a lesser percentage may be specified, by law or regulation.

                                                             B.                                                  WHEN HIGHER VOTE IS NOT REQUIRED

                                                             The provisions of Paragraph A of this Article 8 shall not be applicable to any particular Business Combination and such Business Combination shall require only such affirmative vote as is required by law, regulation or any other provision of this Certificate of Incorporation, if all of the conditions specified in any one of the following Subparagraphs (1), (2), or (3) are met:

                                                                                                                          (1)                                               Approval by directors. The Business Combination has been approved by a vote of a majority of the Continuing Directors (as hereinafter defined); or

                                                                                                                          (2)                                               Combination with subsidiary. The Business Combination is solely between the Corporation and a direct or indirect subsidiary of the Corporation and such Business Combination does not have the direct or indirect effect set forth in Paragraph C(2)(e) of this Article 8; or

                                                                                                                          (3)                                               Price and procedural conditions. The proposed Business Combination will be consummated within three years after the date the Related Person became a Related Person (the “Determination Date”) and all of the following conditions have been met:

                                                                                                                                                                                       (a)                                               The aggregate amount of cash and fair market value (as of the date of the consummation of the Business Combination) of consideration other than cash, to be received per share of Common Stock in such Business Combination by holders thereof shall be at least equal to the highest of the following: (i) the highest per share price (with appropriate adjustments for recapitalizations, reclassifications (including stock splits and reverse stock splits), and stock dividends), including any brokerage commissions, transfer taxes and soliciting dealers’ fees, paid by the Related Person for any shares of Common Stock acquired by it, including those shares acquired by the Related Person before the Determination Date, or (ii) the fair market value of the common stock of the Corporation (as determined by the Continuing Directors) on the date the Business Combination is first proposed (the “Announcement Date”).

                                                                                                                                                                                       (b)                                              The aggregate amount of cash and fair market value (as of the date of the consummation of the Business Combination) of consideration other than cash, to be received per share of any class or series of Preferred Stock in such Business Combination by holders thereof shall be at least equal to the higher of the following: (i) the highest per share price (with appropriate adjustments for recapitalizations, reclassifications (including stock splits and reverse stock splits), and stock dividends), including any brokerage commissions, transfer taxes and soliciting dealers’ fees, paid by the Related Person for any shares of such class or series of Preferred Stock acquired by it, including those shares acquired by the Related Person before the Determination Date; (ii) the fair market value of such class or series of Preferred Stock of the Corporation (as determined by a majority of the Continuing Directors) on the Announcement Date; and (iii) the highest preferential amount per share of such class or series of Preferred Stock to which the holders thereof would be entitled in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (regardless of whether the Business Combination to be consummated constitutes such an event).

                                                                                                                                                                                       (c)                                               The consideration to be received by holders of a particular class or series of outstanding Common or Preferred Stock shall be in cash or in the same form as the Related Person has previously paid for shares of such class or series of stock. If the Related Person has paid for shares of any class or series of stock with varying forms of consideration, the form of consideration given for such class or series of stock in the Business Combination shall be either cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by it.

                                                                                                                                                                                       (d)                                              No Extraordinary Event (as hereinafter defined) occurs after the Related Person has become a Related Person and prior to the consummation of the Business Combination.

                                                                                                                                                                                       (e)                                               A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) is mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required pursuant to such Act or subsequent provisions, although such proxy or information statement need be filed with the Securities and Exchange Commission only if a filing is required by such Act or subsequent provisions) and shall contain at the front thereof in a prominent place the recommendations, if any, of a majority of the Continuing Directors as to the advisability or inadvisability of the Business Combination and of any investment banking firm selected by a majority of the Continuing Directors as to the fairness of the Business Combination from the point of view of the stockholders of the Corporation other than the Related Person.

                                                             C.                                                  CERTAIN DEFINITIONS

                                                             For purposes of this Article 8, and such other Articles of this Certificate of Incorporation that specifically incorporate by reference the definitions contained in this Article 8:

                                                                                                                          (1)                                               “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as the same shall be in effect from time to time.

                                                                                                                          (2)                                               “Business Combination” shall mean any of the following transactions, when entered into by the Corporation or a direct or indirect subsidiary of the Corporation with, or upon a proposal by, a Related Person:

                                                                                                                                                                                       (a)                                               the acquisition, merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation; or

                                                                                                                                                                                       (b)                                              the sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one or a series of transactions) of any assets of the

Corporation or any direct or indirect subsidiary of the Corporation having an aggregate fair market value of $10,000,000 or more; or

                                                                                                                                                                                       (c)                                               the issuance or transfer by the Corporation or any direct or indirect subsidiary of the Corporation (in one or a series of transactions) of securities of this Corporation or that subsidiary having an aggregate fair market value of $10,000,000 or more; or

                                                                                                                                                                                       (d)                                              the adoption of a plan or proposal for the liquidation or dissolution of the Corporation or any direct or indirect subsidiary of the Corporation; or

                                                                                                                                                                                       (e)                                               any reclassification of securities (including a stock split or reverse stock split), recapitalization, consolidation or any other transaction (whether or not involving a Related Person) which has the direct or indirect effect of increasing the voting power, whether or not then exercisable, of, a Related Person in any class or series of capital stock of the Corporation or any direct or indirect subsidiary of the Corporation; or

                                                                                                                                                                                       (f)                                                 any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing or any amendment or repeal of this Article 8.

                                                                                                                          (3)                                               “Continuing Director” shall mean (a) if a Related Person exists, any member of the Board of Directors of the Corporation who is not a Related Person or an Affiliate or Associate of a Related Person and who was a member of the Board of Directors immediately prior to the time that a Related Person became a Related Person, and any successor to a Continuing Director who is not a Related Person or an Affiliate or Associate of a Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors who are then members of the Board of Directors; and (b) if a Related Person does not exist, any member of the Board of Directors.

                                                                                                                          (4)                                               “Extraordinary Event” shall mean, as to any Business Combination and Related Person, any of the following events that is not approved by a majority of the Continuing Directors:

                                                                                                                                                                                       (a)                                               any failure to declare and pay at the regular date therefor any full quarterly dividend (whether or not cumulative) on outstanding Preferred Stock;

or

                                                                                                                                                                                       (b)                                              any reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock); or

                                                                                                                                                                                       (c)                                               any failure to increase the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including a stock split or reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Common Stock; or

                                                                                                                                                                                       (d)                                              the receipt by the Related Person, after the Determination Date, of a direct or indirect benefit (except proportionately as a stockholder) from any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any direct or indirect subsidiary of the Corporation, whether in anticipation of or in connection with the Business Combination or otherwise.

                                                                                                                          (5)                                               The term “person” shall mean any individual, corporation, partnership, bank, association, joint stock company, trust, syndicate, unincorporated organization or similar company, or a group of “persons” acting or agreeing to act together for the purpose of acquiring, holding, voting or disposing of securities of the Corporation, including any group of “persons” seeking to combine or pool their voting or other interests in the equity securities of the Corporation for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement whether written or otherwise.

                                                                                                                          (6)                                               “Related Person” shall mean any person (other than the Corporation, a direct or indirect subsidiary of the Corporation, or any profit sharing, employee stock ownership or other employee benefit plan of the Corporation or a direct or indirect subsidiary of the Corporation or any trustee of or fiduciary with respect to any such plan acting in such capacity) that is the direct or indirect beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as the same shall be in effect from time to time) of more than ten percent (10%) of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such person.

                                                                                                                          (7)                                               “Voting Stock” shall mean all outstanding shares of the Common or Preferred Stock of the Corporation entitled to vote generally in the election of directors.

                                                                                                                          (8)                                               In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash” as used in Paragraphs B(3)(a) and B(3)(b) of this Article 8 shall include the shares of Common Stock and/or the shares of any other class of Preferred Stock retained by the holders of such shares.

                                                                                                                          (9)                                               A majority of the Continuing Directors shall have the power to make all determinations with respect to this Article 8, including, without limitation, the transactions that are Business Combinations, the persons who are Related Persons, the time at which a Related Person became a Related Person, and the fair market value of any assets, securities or other property, and any such determinations of such Continuing Directors shall be conclusive and binding.

                                                             D.                                                 NO EFFECT ON FIDUCIARY OBLIGATIONS OF RELATED PERSONS

                                                             Nothing contained in this Article 8 shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

ARTICLE 9.                                                          ACTION BY WRITTEN CONSENT

                                                             Except for the removal of a director pursuant to Article 7 hereof, any action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken by written consent without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders of the Corporation entitled to vote thereon.

ARTICLE 10.                                                    SPECIAL MEETINGS

                                                             Special meetings of the stockholders may only be called by a majority of the Continuing Directors (as defined in Article 8).

ARTICLE 11.                                                    BYLAWS

                                                             Bylaws may be adopted, amended or repealed by (i) the affirmative vote of the holders of at least eighty percent (80%) of the total votes eligible to be cast at a stockholders’ meeting duly called and held or (ii) a resolution adopted by the Board of Directors, including a majority of the Continuing Directors (as defined in Article 8).

ARTICLE 12.                                                    LIMITATION OF DIRECTORS’ LIABILITY

                                                             A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law, or (iv) for any transaction from which the director derives any improper personal benefit. If the Delaware Corporation Law is amended after the formation of this Corporation to permit the further elimination or  limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware Corporation Law, as so amended. Any repeal or modification of this Article 12 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE 13.                                                    INDEMNIFICATION

                                                             A.                                                Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or a subsidiary thereof or is or was serving at the request of the Corporation, as a director, officer, partner, member or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, partner, member or trustee or in any other capacity while so serving, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Corporation Law, as the same exists or may hereinafter be amended (but, in the case of any such amendment to the Delaware Corporation Law, the right to indemnification shall be retroactive only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law prior to such amendment permitted the Corporation to provide), against all expense, liability, and loss (including, without limitation, attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement thereof) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, partner, member or trustee and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in Paragraph B hereof with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Paragraph A shall be a contract right and shall include the right to be paid the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the Delaware Corporation Law so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Paragraph A or otherwise. Such right to indemnification and the payment of expenses incurred in defending a proceeding in advance of the final disposition may be conferred upon any person who is or was an employee or agent of the Corporation or a subsidiary thereof or is or was serving at the request of the Corporation as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, if, and to the extent, authorized by the Bylaws or the Board of Directors, and shall inure to the benefit or his or her heirs, executors and administrators.

                                                             B.                                                  If a claim under Paragraph A of this Article 13 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereinafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including, without limitation, its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware Corporation Law, nor an actual determination by the Corporation (including without limitation, its Board of Directors, independent legal counsel, or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                                                             C.                                                  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 13 shall not be exclusive of any other right to which any person may have or hereinafter acquire under any statute, provision of this Certificate of Incorporation or by the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors, or otherwise.

                                                             D.                                                 The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Corporation Law.

                                                             E.                                                   Any repeal or modification of the foregoing provisions of this Article 13 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                                             F.                                                   If this Article 13 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation as to any expense (including attorneys’ fees), judgment, fine and amount paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article 13 that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE 14.                                                    AMENDMENT OF CERTIFICATE OF INCORPORATION

                                                             The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereinafter prescribed by law. Notwithstanding the foregoing and in addition to any separate requirements contained in this Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the total votes eligible to be cast at a legal meeting shall be required to amend, repeal or adopt any provisions inconsistent with, Articles 5, 7, 8, 9, 10, 11, 12, 13, and this Article 14.

                                                THE UNDERSIGNED, being the Chief Executive Officer of the Corporation, does hereby certify that this Amended and Restated Certificate of Incorporation restates and integrates and further amends the Corporation’s previous Restated Certificate of Incorporation, as amended, and that this Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the Delaware Corporation Law, and does hereby make and file this Amended and Restated Certificate of Incorporation.

Dated:  April 23, 2008.

/s/ Lynn A. Nagorske
Lynn A. Nagorske
Chief Executive Officer

Attest:	/s/ Gregory J. Pulles
Gregory J. Pulles
Secretary